Exhibit 99.1
Pulmonx Reports Second Quarter 2021 Financial Results

Redwood City, CA – August 3, 2021 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for severe lung disease, today reported financial results for the second quarter ended June 30, 2021.

Recent Highlights
•Achieved worldwide revenue of $12.2 million in the second quarter of 2021, a 232% increase over the same period last year
•Realized gross margin of 74% in the second quarter of 2021 as compared to 28% in the same period last year
•Added 20 new U.S. Zephyr® Valve treating centers, increasing the total to 180
•Launched a software upgrade for Chartis® to enable simpler and faster patient assessment of collateral ventilation
•Long-term follow-up data:
◦Published from the IMPACT study showing durable benefits in patients with homogeneous distribution of emphysema treated with the Zephyr Valve, the only endobronchial valve approved by FDA to treat these patients
◦Presented from the TRANSFORM study at the American Thoracic Society 2021 conference demonstrating durable benefits with Zephyr Valve treatment in patients with heterogeneous emphysema

“In the second quarter we achieved record revenue and gross margin as procedure volumes began to normalize across key markets,” said Glen French, President & Chief Executive Officer. “Overall, we are very pleased with the strengthening of our business exiting the second quarter and look forward to building on our commercial momentum and scientific leadership as we move through the remainder of the year.”

Second Quarter 2021 Financial Results
Total worldwide revenue in the second quarter of 2021 was $12.2 million, a 232% increase from $3.7 million in the second quarter of 2020 and an increase of 218% on a constant currency basis. U.S. revenue was $6.6 million, a 343% increase compared to the second quarter of 2020. International revenue was $5.6 million, a 157% increase compared to the second quarter of 2020, and a 134% increase on a constant currency basis. The increase in revenue was due to a recovery in procedure volume as the impact of COVID-19 on the Company’s business, which was significant in the second quarter of 2020, eased and as increasing commercial traction in the U.S. drove adoption of the Zephyr® Valve in new accounts.

Gross profit in the second quarter of 2021 was $9.0 million, compared to $1.0 million in the second quarter of 2020. Gross margin for the second quarter of 2021 was 74%, up from 28% for the same period in 2020 which was depressed due to a slowdown in production during the first few months of the pandemic.

Operating expenses in the second quarter of 2021 were $21.1 million, compared to $12.5 million in the second quarter of 2020, representing an increase of 68%. The increase in operating expenses was primarily driven by an investment in personnel to expand our commercial, research and development, and general and administrative functions, stock-based compensation, and expenses associated with operating as a public company.

Net loss in the second quarter of 2021 was $12.4 million, or $0.34 per share, compared to a net loss of $11.9 million, or $6.15 per share, for the same period in 2020.

Cash, cash equivalents, and marketable securities totaled $211.5 million as of June 30, 2021.

2021 Financial Outlook
While COVID-19 continues to pose a risk of uncertainty to the Company’s operating results and overall business, Pulmonx is updating its full year 2021 revenue guidance to be in the range of $49 to $51 million, which represents 50% to 56% growth over the Company’s full year 2020 revenue. This compares to prior 2021 revenue guidance of $48 to $50 million.

Pulmonx continues to expect total operating expenses for the full year 2021 to remain in the range of $85 to $90 million inclusive of stock-based compensation.

Webcast and Conference Call Details
Pulmonx will host a conference call today, August 3, 2021, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its second quarter 2021 financial results. The dial-in numbers are (833) 614-1518 for domestic callers and (270) 823-1072 for international callers. The conference ID is 5682784. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
Pulmonx has presented constant currency percentage change in revenues, a non-GAAP financial measure, in this press release. Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Reconciliation of this non-GAAP financial measure to the most comparable GAAP measure is set forth in the tables below.

Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information concerning the anticipated efficiencies and strategic and financial benefits related to Chartis, the impact of the COVID-19 pandemic on the Company and its operations, a recovery in the number of procedures performed, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, gross margin, profitability, guidance for 2021 full year, commercial momentum, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q filed with the SEC on May 12, 2021, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for severe lung disease. Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, with over 80,000 valves used to treat more than 20,000 patients. For more information on the Zephyr Valves, please visit www.MyLungsMyLife.com. For more information on the company, please visit www.Pulmonx.com.

Pulmonx®, Chartis®, StratX®, and Zephyr® are registered trademarks of Pulmonx Corporation.

Investor Contact
Brian Johnston
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$12,203	$3,673	$21,447	$12,291
Cost of goods sold	3,174	2,661	5,807	5,629
Gross profit	9,029	1,012	15,640	6,662
Operating expenses
Research and development	3,506	1,426	6,540	2,991
Selling, general and administrative	17,620	11,112	33,224	21,301
Total operating expenses	21,126	12,538	39,764	24,292
Loss from operations	(12,097)	(11,526)	(24,124)	(17,630)
Interest income	102	15	207	89
Interest expense	(206)	(912)	(423)	(1,811)
Other income (expense), net	(96)	568	65	421
Net loss before tax	(12,297)	(11,855)	(24,275)	(18,931)
Income tax expense	80	56	147	143
Net loss	$(12,377)	$(11,911)	$(24,422)	$(19,074)
Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(6.15)	$(0.68)	$(9.93)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	36,042,614	1,935,433	35,708,548	1,921,073

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$198,703	$231,561
Restricted cash	231	231
Short-term marketable securities	10,774	—
Accounts receivable, net	6,884	4,228
Inventory	13,401	10,741
Prepaid expenses and other current assets	3,091	3,228
Total current assets	233,084	249,989
Long-term marketable securities	2,024	—
Property and equipment, net	2,773	1,474
Goodwill	2,333	2,333
Intangible assets, net	339	400
Right of use assets	7,827	8,976
Other long-term assets	560	536
Total assets	$248,940	$263,708
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,156	$1,472
Accrued liabilities	10,499	8,651
Income taxes payable	5	94
Deferred revenue	85	71
Current lease liabilities	1,692	2,238
Term loan, current	1,889	—
Total current liabilities	16,326	12,526
Deferred tax liability	71	62
Long-term lease liabilities	7,141	7,618
Credit agreement	544	564
Term loan	14,938	16,804
Total liabilities	39,020	37,574
Stockholders' equity
Common stock	36	36
Additional paid-in capital	475,561	467,147
Accumulated other comprehensive income	1,479	1,685
Accumulated deficit	(267,156)	(242,734)
Total stockholders' equity	209,920	226,134
Total liabilities and stockholders' equity	$248,940	$263,708

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands)
(Unaudited)

	Three months ended June 30,
	2021	2020	% Change	FX Impact %	Constant Currency % Change
United States	$6,567	$1,481	343.4%	—%	343.4%
International	5,636	2,192	157.1%	23.6%	133.5%
Total	$12,203	$3,673	232.2%	14.1%	218.1%

	Six months ended June 30,
	2021	2020	% Change	FX Impact %	Constant Currency % Change
United States	$10,856	$5,970	81.8%	—%	81.8%
International	$10,591	$6,321	67.6%	14.9%	52.7%
Total	$21,447	$12,291	74.5%	7.7%	66.8%